EXHIBIT 99.2

EXECUTIVE EMPLOYMENT AGREEMENT

     THIS EXECUTIVE EMPLOYMENT AGREEMENT (this “Agreement”), dated as of January 20, 2003, by and between HARRIS CORPORATION, a Delaware corporation (the “Company”), and HOWARD L. LANCE, an individual (hereinafter the “Executive”).

W I T N E S S E T H:

     WHEREAS, the Company desires to employ the Executive and the Executive is willing to serve as an employee of the Company, subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound hereby agree as follows:

Section 1.   Employment. During the Term of Employment (as defined in Section 2 hereof), the Company shall employ the Executive, and the Executive accepts employment and shall perform services for the Company, on the terms and conditions set forth in this Agreement.

Section 2.   Term of Employment. The Term of Employment of this Agreement shall be the period commencing on the date the Executive’s employment commences, which shall be January 20, 2003 (the “Commencement Date”), and ending on January 19, 2005; provided, that the Term of Employment and this Agreement may be sooner terminated if the Executive’s employment is terminated pursuant to Section 6 hereof. The period commencing on the Commencement Date and continuing through January 19, 2005 or such earlier date of termination of Executive’s employment is hereinafter referred to as the “Term of Employment.”

Section 3.   Duties; Position. Effective February 1, 2003, and during the Term of Employment, the Executive shall serve as the President and Chief Executive Officer of the

Company and shall have such duties and responsibilities as are assigned to him by the Board of Directors of the Company (the “Board”). During the Term of Employment, the Executive agrees to devote the Executive’s full and exclusive business and working time, skill, attention, and energy diligently to perform the duties and responsibilities assigned to the Executive hereunder, or pursuant hereto. The Executive shall be elected as a member of the Board as of the Commencement Date and thereafter, the Company shall nominate the Executive as a director at the relevant meeting of shareholders held for the election of directors until such time as the Executive resigns, is terminated, or until Executive’s Death or Disability. The Executive shall be elected to the position of Chairman of the Board upon the resignation of the current Chairman, but no later than June 30, 2003.

Section 4.   Cash and Certain Stock Based Compensation.

            (a)   Base Salary. During the Term of Employment, the Executive shall receive, as compensation for his duties and obligations to the Company, a base salary at the annual rate of SEVEN HUNDRED TWENTY-FIVE THOUSAND DOLLARS ($725,000). Executive’s annual base salary shall be payable in substantially equal installments in accordance with the Company’s payroll practice. The Board shall review the annual base salary annually and in light of such review may, in its sole discretion, increase such annual base salary taking into account any change in Executive’s then responsibilities, performance by the Executive, and other pertinent factors. Such annual base salary, as it may be increased from time to time, is referred to hereinafter as the “Base Salary.”

            (b)   Annual Incentive Bonus. During the Term of Employment, the Executive shall be eligible for an annual cash bonus pursuant to the terms of the Company’s Annual Incentive Plan or a successor plan (“AIP”) for each fiscal year of the Company during the Term of Employment with a target level for such bonus equal to 100% of Base Salary, as determined by the Management Development and Compensation Committee of the Board (the “Compensation Committee”). For the fiscal year ending in June 2003, the Executive shall receive a guaranteed minimum annual incentive payout pro rated consistent with Company practices for the AIP based upon 100% achievement of relevant targets.

            (c)   Equity Awards. (i) Stock Options. The Company shall grant the Executive on the Commencement Date non-qualified options to purchase 100,000 shares of the Company’s common stock (the “Stock Options”) at fair market value pursuant to the terms of the Company’s 2000 Stock Incentive Plan (the “2000 Plan”). Such options will vest 50% on the first anniversary date of the Commencement Date and 25% on each of the second and third anniversary date thereafter if the Executive is employed by the Company on such date. Such Stock Options will be governed by the terms of the 2000 Plan and the terms and conditions applicable thereunder. To the extent the Executive exercises Stock Options and pays the exercise price by delivering shares of the Company’s common stock, the Executive shall be entitled to receive a Restoration Stock Option grant.

                 (ii)   Restricted Stock Award. On the Commencement Date, the Company shall grant to the Executive an award of 100,000 restricted shares of the Company’s common stock pursuant to the terms of the 2000 Plan (the “Restricted Stock”). The Restricted Stock shall vest in three equal annual installments commencing on the first anniversary of the Commencement Date (and all restrictions on such portion of the Restricted Stock shall then lapse, other than as required by applicable law) if the Executive is employed by the Company on such anniversary. Such Restricted Stock will be governed by the terms of the 2000 Plan and the terms and conditions applicable thereunder.

            (d)   Incidental Allowance and Relocation Expenses. Within thirty (30) days of the Commencement Date, the Company shall pay the Executive a one-time lump sum cash allowance equal to two months Base Salary, totaling ONE HUNDRED TWENTY THOUSAND DOLLARS ($120,000) (the “Incidental Allowance”). The Incidental Allowance shall be subject to applicable tax withholdings. The Company shall also pay the costs and expenses of the Executive and his immediate family connected with his relocation to the Melbourne, Florida, area including reasonable moving and travel expenses in accordance with the Company’s relocation policies for executive officers. If the Executive’s employment is terminated within twelve (12) months from the Commencement Date by the Company for Cause (as hereinafter defined) or by the Executive without Good Reason (as hereinafter defined), the Executive shall be required to refund and repay to the Company the Incidental Allowance and all other amounts paid to Executive or on Executive’s behalf in connection with the Executive’s relocation.

Section 5.   Other Benefit and Compensation Programs and Plans.

            (a)   Employee Benefit Programs. During the Term of Employment, the Executive shall be entitled to participate in all employee benefit programs of the Company in effect from time to time and generally available for employees and senior executive officers of the Company, subject to the terms and conditions applicable thereto.

            (b)   Executive Compensation Plans. In addition to the compensation, the Stock Options and the Restricted Stock provided for in Section 4 hereof and the employee benefit programs provided for in paragraph (a) of this Section 5, the Executive shall be entitled to participate in the Company’s executive compensation plans including the 2000 Plan, the Company’s Retirement Plan, and the Company’s Supplemental Executive Retirement Plan, as presently in effect or as they may be modified or added to by the Company from time to time. It is expected that annual grants of equity incentives would be made to the Executive in the discretion of the Board in August 2003 and annually thereafter when grants are generally made to other senior executives of the Company in a manner and at award levels that are consistent with the Executive’s position relative to other executives of the Company.

            (c)   Vacations. The Executive shall be entitled to vacation each year, in accordance with the Company’s policies in effect from time to time, provided, however, that the Executive shall be entitled to a minimum of four weeks vacation per year.

            (d)   Expenses. The Company shall reimburse the Executive for reasonable expenses and disbursements in carrying out his duties and responsibilities under this Agreement, in accordance with the Company’s established policies.

Section 6.   Termination of Employment.

            (a)   Notwithstanding any provisions of this Agreement to the contrary, Executive’s employment and this Agreement may be terminated as follows: (1) by the Company with or without Cause, (2) upon Executive’s Death, (3) upon Executive’s

Disability (as hereinafter defined), (4) upon Executive’s resignation for Good Reason, or (5) upon Executive’s resignation or retirement.

            (b)   Termination for Cause. In order to terminate the employment of Executive for Cause, the Company must deliver to Executive a Notice of Termination given within ninety (90) days after the Board both (i) has actual knowledge of conduct or an event allegedly constituting Cause, and (ii) has reason to believe that such conduct or event could be grounds for Cause. For purposes of this Agreement a “Notice of Termination” shall mean a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the membership of the Board, excluding Executive, at a meeting called for the purpose of determining that Executive has engaged in conduct which constitutes Cause (and at which Executive had a reasonable opportunity, in consultation with his counsel, to be heard before the Board prior to such vote).

                       For purposes of this Agreement “Cause” shall have the meaning set forth in the definition of “Cause” set forth in Section 1(b)(1) and (2) of the Severance Agreement referred to in Section 6(f) and “Cause” shall also include a breach of this Agreement by Executive.

                       In the event of termination of the Executive’s employment by the Company for Cause, the Executive shall only be entitled to:

                       (w)   any accrued but unpaid Base Salary through his date of termination;

                       (x)   any earned but unpaid annual incentive bonus from a prior fiscal year;

                       (y)   reimbursement of reasonable business expenses incurred prior to the date of termination; and

                       (z)   other or additional compensation benefits, if any, in accordance with the terms of applicable plans or employee benefit programs of the

Company for terminated employees, including the terms and conditions governing the Stock Options and Restricted Stock.

           (c)   Death or Disability. In the event of the Death or Disability of the Executive, the Executive’s employment shall be automatically terminated as of the date of such Death or determination of Disability and the Executive, or the Executive’s estate or legal representative, as appropriate, shall be entitled to the amounts referred to in paragraph (b) of this Section for employees that die or become disabled.

                 For purposes of this Agreement, “Disability” shall mean the Executive qualifies for long-term “disability” in the Long-Term Disability Plan sponsored by the Company in which Executive participates at the time the determination of Disability is made.

           (d)   Termination by Company Without Cause or by Executive for Good Reason. If, during the Term of Employment or thereafter, the Company should terminate the Executive’s employment other than for Cause, which the Company shall be entitled to do upon thirty (30) days prior written notice, or in the event the Executive terminates employment for Good Reason (as defined below), the Executive’s exclusive compensation and remedy hereunder shall be to receive from the Company, (i) in a lump sum cash severance payment within thirty (30) days following his termination of employment, an amount equal to the greater of (x) Base Salary for the period from such termination to January 19, 2005 or (y) Base Salary for a twelve-month period, and (ii) if such termination occurs prior to January 19, 2005, the annual cash bonus that would otherwise have been payable pursuant to Section 4(b) for the period prior to January 19, 2005, pro rated consistent with Company practices for the AIP for any partial fiscal years and payable when paid to other executive officers of the Company. The Executive shall also be entitled to (without duplication):

                 (A)   the amounts referred to in paragraph (b) of this Section;

                 (B)   continued participation in the medical, dental, hospitalization and group life insurance coverage plans of the Company (“Welfare Plans”) in which he was participating on the date of the termination of his employment until the earlier of:

(x) the end of the 12-month period following his termination of employment; and

(y) the date, or dates, he receives coverage and benefits under the plans and programs of a subsequent employer;

provided, however, if under terms of any such Welfare Plan the Executive cannot continue to participate in the Company’s Welfare Plans, the Company shall otherwise provide such benefits on the same after-tax basis as if continued participation had been permitted; and provided further, however, nothing herein shall be deemed to limit any amounts or benefits to which the Executive is otherwise entitled under the terms of or pursuant to COBRA;

                 (C)   notwithstanding the terms and conditions of the Restricted Stock, continued vesting of the Restricted Stock referred to in Section 4(c) in accordance with the relevant anniversary dates; and

                 (D)   the Executive shall receive outplacement services at the Company’s expense for a period of up to one year following the date of termination of employment in accordance with the practices of the Company as in effect from time to time for senior executives.

     Executive must, within ninety (90) days after the Executive has actual knowledge of the occurrence of an event or circumstances which would give him reason to believe constitutes Good Reason, give thirty (30) days prior written notice of his intent to terminate employment for Good Reason which notice sets forth the event or circumstances believed to constitute Good Reason. Upon receipt of such notice, the Company shall have thirty (30) days to cure its conduct, to the extent such cure is possible.

     For purposes of this Agreement, “Good Reason” shall mean any of the following (without Executive’s express written consent):

           (i)   a reduction in the amount of the Executive’s then current Base Salary other than any reduction that is also applicable to the other senior executives of the Company;

           (ii)   (A)   the removal of or failure to elect or reelect the Executive as the President or Chief Executive Officer of the Company on or prior to February 3, 2003, or (B) the failure by the Company to elect the Executive as Chairman of the Board by June 30, 2003, or on an earlier date in the event that the current Chairman of the Company is no longer serving in such capacities provided, however, the failure to elect the Executive as Chairman of the Board shall not constitute Good Reason if such failure results from any law, regulation or listing requirement to the effect that the positions of Chairman of the Board and Chief Executive Officer shall not be held by the same individual or that the Chairman of a company shall be independent;

           (iii)   the assignment to the Executive of duties or responsibilities which are materially inconsistent with his then current position; and

           (iv)   any requirement by the Company that the Executive relocate to Company headquarters which are more than 50 miles from where such headquarters are located on the Commencement Date.

     (e)   Termination without Good Reason. In the event of a termination of employment by the Executive without Good Reason (other than a termination due to Death or Disability), the Executive shall have the same entitlements as provided in paragraph (b) of this Section for termination for Cause.

     (f)   Change in Control. In the event of a Change in Control of the Company (as such term is defined in the Executive Severance Agreement between the Company and Executive which is entered into simultaneously with this Agreement, which Severance Agreement is attached as Exhibit A hereto (the “Executive Severance Agreement”), the Executive shall be entitled to the compensation and benefits provided under the Severance Agreement if his employment terminates under the circumstances provided under the Severance Agreement.

     (g)   Release. Notwithstanding anything herein to the contrary, it shall be a condition to Executive receiving any cash payments referred to in Sections 6(d)(i) and (ii) that the Executive shall have executed and delivered to the Company a release of claims against the Company, such release to be in the Company’s then standard form of release.

Section 7.   No Mitigation. The Executive shall not be required to mitigate the amount of any payments or benefits provided for in Sections 6(d) hereof by seeking other employment.

Section 8.   Noncompetition and Nonsolicitation.

     (a)   Non-Compete. During the Executive’s employment with the Company, and for a one-year period after the date the Executive’s employment is terminated by the Company or the Executive for any reason, the Executive shall not directly or indirectly (without the prior written consent of the Company):

           (i)   hold a 5% or greater equity (including stock options whether or not exercisable), voting or profit participation interest in a Competitive Enterprise (as hereinafter defined), or

           (ii)   associate (including as a director, officer, employee, partner, consultant, agent or advisor) with a Competitive Enterprise and in connection with the Executive’s association engage, or directly or indirectly manage or supervise personnel engaged, in any activity:

                 (A)   that is substantially related to any activity that the Executive was engaged in with the Company or its affiliates during the 12 months prior to the date of termination,

                 (B)   that is substantially related to any activity for which the Executive had direct or indirect managerial or supervisory responsibility with the Company or its affiliates during the 12 months prior to the date of termination, or

                 (C)   that calls for the application of specialized knowledge or skills substantially related to those used by the Executive in his activities with the Company or its affiliates during the 12 months prior to the date of termination.

     For purposes of this Agreement, “Competitive Enterprise” means any business enterprise that either (A) engages in any activity that competes anywhere with any activity that the Company or its affiliates is then engaged in or (B) holds a 5% or greater equity, voting or profit participation interest in any enterprise that engages in such a competitive activity.

     (b)   Non-Solicit. During the Executive’s employment with the Company, and for a two year period after the Executive’s employment is terminated by the Company or the Executive for any reason, the Executive shall not, in any manner, directly or indirectly (without the prior written consent of the Company): (i) Solicit (as hereinafter defined) any Customer to transact business with a Competitive Enterprise or to reduce or refrain from doing any business with the Company, (ii) transact business with any Customer that would cause the Executive to be a Competitive Enterprise, (iii) interfere with or damage any relationship between the Company and a Customer or (iv) Solicit anyone who is then an employee of the Company (or who was an employee of the Company within the prior 12 months) to resign from the Company or to apply for or accept employment with any other business or enterprise.

     For purposes of this Agreement, a “Customer” means any customer or prospective customer of the Company or its affiliates whose identity became known to the Executive in connection with his relationship with or employment by the Company or its affiliates, and “Solicit” means any direct or indirect communication of any kind, regardless of who initiates it, that in any way invites, advises, encourages or requests any person to take or refrain from taking any action.

     (c)   Survival. Except as set forth in the next sentence, any termination of the Executive’s employment or of this Agreement (or breach of this Agreement by the Executive or the Company) shall have no effect on the continuing operation of this Section 8. Notwithstanding anything herein to the contrary, the provisions of Section 8(a)

and 8(b) shall not apply if the Executive’s employment is terminated in connection with a Change in Control.

     (d)   Validity. The terms and provisions of this Section 8 are intended to be separate and divisible provisions and if, for any reason, any one or more of them is held to be invalid or unenforceable, neither the validity nor the enforceability of any other provision of this Agreement shall thereby be affected. The parties hereto acknowledge that the potential restrictions on the Executive’s future employment imposed by this Section 8 are reasonable in both duration and geographic scope and in all other respects. If for any reason any court of competent jurisdiction shall find any provisions of this Section 8 unreasonable in duration or geographic scope or otherwise, the Executive and the Company agree that the restrictions and prohibitions contained herein shall be effective to the fullest extent allowed under applicable law in such jurisdiction.

     (e)   Consideration. The parties acknowledge that this Agreement would not have been entered into and the benefits described in Section 4, 5 or 6 would not have been promised in the absence of the Executive’s promises under this Section.

     (f)   Cease Payments or Benefits. In the event that the Executive breaches the provisions of Section 8(a) or 8(b), the Company’s obligation to make or provide payments or benefits under Section 4, 5, and 6 shall cease.

     (g)   Notice to New Employers. Before the Executive either applies for or accepts employment with any other person or entity while Section 8(a) or 8(b) is in effect, the Executive will provide the prospective employer with written notice of the provisions of this Section 8 and will deliver a copy of the notice to the Company.

Section 9.   Confidential Information. The Executive agrees to keep secret and retain in the strictest confidence all confidential matters which relate to the Company, its subsidiaries and affiliates, including, without limitation, customer lists, client lists, trade secrets, pricing policies and other business affairs of the Company, its subsidiaries and affiliates learned by him from the Company or any such subsidiary or affiliate or otherwise before or after the date of this Agreement, and not to disclose any such confidential matter to anyone outside the Company or any of its subsidiaries or affiliates, whether during or after his period of service with the Company, except (i) as such disclosure may be required or appropriate in connection with his work as an employee of the Company or (ii) when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order him to divulge, disclose or make accessible such information. The Executive agrees to give the Company advance written notice of any disclosure pursuant to clause (ii) of the preceding sentence and to cooperate with any efforts by the Company to limit the extent of such disclosure. Upon request by the Company, the Executive agrees to deliver promptly to the Company upon termination of his services for the Company, or at any time thereafter as the Company may request, all Company, subsidiary or affiliate memoranda, notes, records, reports, manuals, drawings, designs, computer files in any media and other documents (and all copies thereof) relating to the Company’s or any subsidiary’s or affiliate’s business and all property of the Company or any subsidiary or affiliate associated therewith, which he may then possess or have under his direct control, other than personal notes, diaries, rolodexes and correspondence.

Section 10.   Remedy. Should the Executive engage in or perform, either directly or indirectly, any of the acts prohibited by Sections 8 or 9 hereof, it is agreed that the Company shall be entitled to full injunctive relief, to be issued by any competent court of equity, enjoining and restraining the Executive and each and every other person, firm, organization, association, or corporation concerned therein, from the continuance of such violative acts. The foregoing remedy available to the Company shall not be deemed to limit or prevent the exercise by the Company of any or all further rights and remedies which may be available to the Company hereunder or at law or in equity.

Section 11.   Indemnity Agreement. Executive shall be entitled to the benefits set forth in the Indemnity Agreement entered into between the Company and Executive, which is entered into simultaneously with this Agreement, which Indemnity Agreement is attached as Exhibit B hereto (the “Indemnity Agreement”).

Section 12.   Arbitration. Any dispute among the parties hereto, except as provided by Section 10 of this Agreement, shall be settled by final and binding arbitration in Orlando, Florida, in accordance with the then effective Commercial Arbitration Rules of the American Arbitration Association (the “AAA”), and judgment upon the award rendered may be entered in any court having jurisdiction thereover. However, the AAA’s Commercial Arbitration Rules will be modified in the following ways: (i) the decision must not be a compromise but must be the adoption of the submission by one of the parties, (ii) each arbitrator will agree to treat as confidential evidence and other information presented to them, (iii) there will be no authority to award punitive damages (and the Executive and the Company agree not to request any such award), (iv) the optional Rules for Emergency Measures of Protections will apply, (v) there will be no authority to amend or modify the terms of this Agreement except as provided in Section 20 (and the Executive and the Company agree not to request any such amendment or modification) and (vi) a decision must be rendered within twenty (20) business days of the parties’ closing statements or submission of post-haring briefs.

Section 13.   Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of the Executive and the assigns and successors of the Company, but neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by the Executive (except by will or by operation of the laws of intestate succession) or by the Company except that the Company shall be required to assign this Agreement to any successor (whether by purchase or otherwise) to all or substantially all of the assets or businesses of the Company.

Section 14.   Representations. The Company represents and warrants (i) that subject to Board approval of this Agreement, it is fully authorized and empowered to enter into this Agreement and (ii) that the performance of its obligations under this Agreement will not violate any material agreement to which it is a party or by which it is bound. To the best of its knowledge, the Company represents to the Executive that, as of the Commencement Date, all financial statements for each quarter and fiscal year since January 1, 1999 (as filed in the Company’s Forms 10-K and 10-Q reports, as amended) fairly present in all material respects the financial condition and results of operations of the Company in conformity with GAAP as of the applicable reporting dates, except as reported in the notes and year-end adjustments to those financial statements. The Executive represents that he is not a party or bound by any agreement that would be violated by the performance of his obligations under this Agreement.

Section 15.   Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without reference to rules relating to conflicts of law.

Section 16.   Entire Agreement. This Agreement constitutes the full and complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior understandings and agreements as to employment of the Executive by the Company. This Agreement cannot be amended, changed, modified or terminated without the written consent of the parties hereto.

Section 17.   Waiver of Breach. The waiver by either party of a breach of any term of this Agreement shall not operate nor be construed as a waiver of any subsequent breach thereof. Any waiver must be in writing and signed by the Executive or an authorized officer of the Company, as the case may be.

Section 18.   Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of the Executive’s employment to the extent necessary to the intended preservation of such rights and obligations.

Section 19.   Notices. Any notice, report, request or other communication given under this Agreement shall be written and shall be effective upon delivery personally or when sent by certified or registered mail, postage prepaid, return receipt requested.

Unless otherwise notified by any of the parties in writing, notices shall be sent to the parties as follows:

To the Company: Harris Corporation 1025 West NASA Boulevard Melbourne, Florida 329191025 Attention: Corporate Secretary	To the Executive: Mr. Howard L. Lance Harris Corporation West NASA Boulevard Melbourne, Florida 32919

Section 20.   Severability. If any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

Section 21.   Headings. The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

Section 22.   Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

Section 23.   Preparation of Agreement. This Agreement shall be interpreted in accordance with the plain meaning of its terms and not strictly for or against any of the parties hereto. Regardless of which party initially drafted this Agreement, it shall not be construed against any one party and shall be construed and enforced as a mutually prepared Agreement.

Section 24.   At Will Employment. Employment of the Executive pursuant to this Agreement is not a guarantee of employment. As stated in this Agreement, the Company may terminate the employment of the Executive during the Term of Employment or thereafter; provided, however, that in certain instances as specified in Section 6, such termination may require the Company to provide compensation or other benefits to the Executive.

Section 25.   Employment Process. The Executive acknowledges that he will participate in the initial employment and orientation process pursuant to which the Executive will complete the various forms and documents generally required to be completed by all Company employees (e.g. acknowledgment of receipt of and compliance with the Harris Standards of Business Conduct, etc.). Further, Executive acknowledges and agrees that he will be subject to and comply with the Company’s various policies and procedures applied generally to the Company’s employees.

Section 26.   Counsel, Etc. The Company and the Executive acknowledge that each of them have been represented by legal counsel with respect to all matters contemplated herein, from the commencement of negotiations and at all times through the execution hereof, and each party represents and warrants to the other that it has reviewed, knows and understands, and agrees with the terms and conditions of this Agreement. The Company and Executive each acknowledge and agree that promptly following receipt of applicable invoices the Company will directly pay the fees and expenses incurred by Executive in the preparation, negotiation, and execution of this Agreement up to a maximum of $46,000 and the Company and Executive agree that the Executive will be responsible for any fees and expenses in excess of $46,000.

Section 27.   Condition Precedent. Notwithstanding anything herein to the contrary, this Agreement shall not be a binding and enforceable agreement among the parties until its terms are authorized and approved by the Company’s Board.

IN WITNESS WHEREOF, the parties hereto have executed this Executive Employment Agreement as of the day and year first above written.

/s/ Howard L. Lance

HOWARD L. LANCE

/s/ Diane B. Armstrong

Witness

HARRIS CORPORATION

	By:	/s/ Phillip W. Farmer

		Name:	Phillip W. Farmer
		Title:	Chairman, President, and Chief Executive Officer

Attest:

/s/ Richard L. Ballantyne

Richard L. Ballantyne Vice President, General Counsel and Secretary

EXHIBIT A

EXECUTIVE SEVERANCE AGREEMENT

     THIS AGREEMENT is entered into as of the 20th day of January, 2003 by and between Harris Corporation, a Delaware corporation (the “Company”), and Howard L. Lance (“Executive”).

W I T N E S S E T H

     WHEREAS, the Company considers the establishment and maintenance of a sound and vital management to be essential to protecting and enhancing the best interests of the Company and its stockholders; and

     WHEREAS, the Company recognizes that, as is the case with many publicly held corporations, the possibility of a change in control may arise and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders; and

     WHEREAS, the Board (as defined in Section 1) has determined that it is in the best interests of the Company and its stockholders to secure Executive’s continued services and to ensure Executive’s continued and undivided dedication to his duties in the event of any threat or occurrence of, or negotiation or other action that could lead to, or create the possibility of, a Change in Control (as defined in Section 1) of the Company, without being influenced by the Executive’s uncertainty of the Executive’s own situation; and

     WHEREAS, the Board has authorized the Company to enter into this Agreement.

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, the Company and Executive hereby agree as follows:

     1.   Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth below:

           (a)    “Board” means the Board of Directors of the Company.

           (b)   “Cause” means (1) a material breach by Executive of the duties and responsibilities of Executive (other than as a result of incapacity due to physical or mental illness) which is (x) demonstrably willful, continued and deliberate on Executive’s part, (y) committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and (z) not remedied within fifteen (15) days after receipt of written notice from the Company which specifically identifies the manner in which such breach has occurred or (2) the Executive’s conviction of, or plea of nolo contendere to, a felony involving willful misconduct which is materially and demonstrably injurious to the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company. Cause shall not exist unless and until the Company has delivered to Executive a copy of a resolution duly adopted by three-quarters (3/4) of the entire Board at a meeting of the Board called and held for such purpose (after thirty (30) days notice to Executive and an opportunity for Executive, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board an event set forth in clauses (1) or (2) has occurred and specifying the particulars thereof in detail. The Company must notify Executive of any event constituting Cause within ninety (90) days following the Company’s knowledge of its existence or such event shall not constitute Cause under this Agreement.

           (c)   “Change in Control” means the occurrence of any one of the following events:

(i) any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (i) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any Subsidiary, (B) by any employee benefit plan sponsored or maintained by the Company or any Subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Control Transaction (as defined in paragraph (iii)), or (E) pursuant to any acquisition by Executive or any group of persons including Executive;

(ii) individuals who, on July 1, 2002, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to July 1, 2002, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors who remain on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall also be deemed to be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board of Directors shall be deemed to be an Incumbent Director;

(iii) the consummation of a merger, consolidation, share exchange or similar form of corporate reorganization of the Company or any such type of transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s stockholders (whether for such transaction or the issuance of securities in the transaction or otherwise) (a “Business Combination”), unless immediately following such Business Combination: (A) more than 80% of the total voting power of the Company resulting from such Business Combination (including, without limitation, any company which directly or indirectly has beneficial ownership of 100% of the Company Voting Securities) eligible to elect directors of such company is represented by shares that were Company Voting Securities immediately prior to such Business Combination (either by remaining outstanding or being converted), and such voting power is in substantially the same proportion as the voting power of such Company Voting Securities immediately prior to the Business Combination, (B) no person (other than any publicly traded holding company resulting from such Business Combination, any employee benefit plan sponsored or maintained by the Company (or the corporation resulting from such Business Combination)) becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the company resulting from such Business Combination, and (C) at least a majority of the members of the board of directors of the company resulting from such Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies the foregoing conditions specified in (A), (B) and (C) shall be deemed to be a “Non-Control Transaction”); or

(iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the direct or indirect sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries.

     Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

     Notwithstanding anything in this Agreement to the contrary, if Executive’s employment is terminated prior to a Change in Control, and Executive reasonably demonstrates that such termination was at the request or suggestion of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control (a “Third Party”) and a Change in Control involving such Third Party occurs, then for all purposes of this Agreement, the date of a

Change in Control shall mean the date immediately prior to the date of such termination of employment.

           (d)   “Date of Termination” means (1) the effective date on which Executive’s employment by the Company terminates as specified in a prior written notice by the Company or Executive, as the case may be, to the other, delivered pursuant to Section 11, or (2) if Executive’s employment by the Company terminates by reason of death, the date of death of Executive.

           (e)   “Good Reason” means, without Executive’s express written consent, the occurrence of any of the following events after a Change in Control:

(1) (i) the assignment to Executive of any duties or responsibilities inconsistent in any material adverse respect with Executive’s position(s), duties, responsibilities or status with the Company immediately prior to such Change in Control (including any diminution of such duties or responsibilities) or (ii) a material adverse change in Executive’s reporting responsibilities, titles or offices with the Company as in effect immediately prior to such Change in Control;

(2) a reduction by the Company in Executive’s rate of annual base salary or annual target bonus opportunity (including any adverse change in the formula for such annual bonus target) as in effect immediately prior to such Change in Control or as the same may be increased from time to time thereafter;

(3) any requirement of the Company that Executive (i) be based anywhere more than fifty (50) miles from the facility where Executive is located at the time of the Change in Control or (ii) travel on Company business to an extent substantially greater than the travel obligations of Executive immediately prior to such Change in Control;

(4) the failure of the Company to (i) continue in effect any employee benefit plan or compensation plan in which Executive is participating immediately prior to such Change in Control, unless Executive is permitted to participate in other plans providing Executive with substantially comparable benefits, or the taking of any action by the Company which would adversely affect Executive’s participation in or reduce Executive’s benefits under any such plan, (ii) provide Executive and Executive’s dependents with welfare benefits in accordance with the most favorable plans, practices, programs and policies of the Company and its affiliated companies in effect for Executive and Executive’s dependents immediately prior to such Change in Control or provide substantially comparable benefits at a substantially comparable cost to Executive, (iii) provide fringe benefits in accordance with the most favorable plans, practices, programs and policies of the Company and its affiliated companies in effect for Executive immediately prior to such Change in Control, or provide substantially comparable fringe benefits, or (iv) provide Executive with paid vacation in accordance with the most favorable plans, policies, programs and practices of the Company and its affiliated companies as in effect for Executive immediately prior to such Change in Control; or

(5) the failure of the Company to obtain the assumption agreement from any successor as contemplated in Section 10(b); or

(6) any purported termination by the Company of the Executive’s employment otherwise than as expressly permitted hereby.

     Any event or condition described in this Section 1(e)(1) through (6) which occurs prior to a Change in Control, but was at the request or suggestion of a Third Party who effectuates a Change in Control, shall constitute Good Reason following a Change in Control for purposes of this Agreement notwithstanding that it occurred prior to the Change in Control. An isolated, insubstantial and inadvertent action taken in good faith and which is remedied by the Company within fifteen (15) days after receipt of notice thereof given by Executive shall not constitute Good Reason. Executive must provide notice of termination of employment within ninety (90) days of Executive’s knowledge of an event constituting Good Reason or such event shall not constitute Good Reason under this Agreement.

           (f)   “Nonqualifying Termination” means a termination of Executive’s employment (1) by the Company for Cause, (2) by Executive for any reason other than Good

Reason, (3) as a result of Executive’s death, (4) by the Company due to Executive’s absence from Executive’s duties with the Company on a full-time basis for at least one hundred eighty (180) consecutive days as a result of Executive’s incapacity due to physical or mental illness or (5) as a result of Executive’s mandatory retirement (not including any mandatory early retirement) in accordance with the Company’s retirement policy generally applicable to its salaried employees, as in effect immediately prior to the Change in Control, or in accordance with any retirement arrangement established with respect to Executive with Executive’s written consent.

           (g)   “Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of more than 50% of the total combined voting power of the then outstanding securities of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive more than 50% of the distribution of profits or of the assets on liquidation or dissolution.

           (h)   “Termination Period” means the period of time beginning with a Change in Control and ending two (2) years following such Change in Control.

     2.   Obligations of Executive.

           (a)   Executive agrees that if a Change in Control shall occur, Executive shall not voluntarily leave the employ of the Company without Good Reason for a period of six (6) months following the Change in Control.

           (b)   Executive agrees to hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its Subsidiaries or affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive’s employment by the Company or any of its Subsidiaries or affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive’s employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 2(b) constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

     3.   Payments Upon Termination of Employment.

           (a)   If during the Termination Period the employment of Executive shall terminate, other than by reason of a Nonqualifying Termination, then the Company shall pay to Executive (or Executive’s beneficiary or estate) within thirty (30) days following the Date of Termination, as compensation for services rendered to the Company:

(1) a lump-sum cash amount equal to the sum of (i) Executive’s base salary through the Date of Termination, to the extent not theretofore paid, (ii) a pro rata portion of Executive’s annual bonus in an amount at least equal to: (A) the greatest of (x) not less than Executive’s target bonus for the fiscal year in which the Change in Control occurs; (y) not less than Executive’s target bonus for the fiscal year in which Executive’s Date of Termination occurs; and (z) Executive’s actual bonus payout for the fiscal year in which Executive’s Date of Termination occurs, multiplied by (B) a fraction, the numerator of which is the number of days in the fiscal year in which the Date of Termination occurs through the Date of Termination and the denominator of which is three hundred sixty-five (365), and (iii) any compensation previously deferred by Executive other than pursuant to a tax-qualified plan (together with any interest and earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid; plus

(2) a lump-sum cash amount equal to (i) three (3) times Executive’s highest annual rate of base salary during the 12-month period prior to the Date of Termination, plus (ii) three (3) times the greatest of: (A) the highest bonus earned by Executive in respect of the three (3) fiscal years of the Company immediately preceding the fiscal year in which the Change in Control occurs; (B) not less than Executive’s target bonus for the fiscal year in which the Change in Control occurs; or (C) not less than Executive’s target bonus for the fiscal year in which Executive’s Date of Termination occurs. Any amount paid pursuant to this Section 3(a)(2) shall be in lieu of any other amount of severance relating to salary or bonus continuation to be received by

Executive upon termination of employment of Executive under any severance plan or policy of the Company.

           (b)   If during the Termination Period the employment of Executive shall terminate, other than by reason of a Nonqualifying Termination, the Company shall continue to provide, for a period of two (2) years following the Date of Termination but in no event after Executive’s attainment of age 65, Executive (and Executive’s dependents if applicable) with the same level of medical, dental, accident, disability, life insurance and any other similar benefits in place as of the Date of Termination upon substantially the same terms and conditions (including contributions required by the Executive for such benefits) as existed immediately prior to Executive’s Date of Termination (or, if more favorable to Executive, as such benefits and terms and conditions existed immediately prior to the Change in Control); provided, that, if Executive cannot continue to participate in the Company plans providing such benefits, the Company shall otherwise provide such benefits on the same after-tax basis as if continued participation had been permitted. Notwithstanding the foregoing, in the event Executive becomes employed with another employer and becomes eligible to receive welfare benefits from such employer, the welfare benefits described herein shall be secondary to such benefits during the period of Executive’s eligibility, but only to the extent that the Company reimburses Executive for any increased cost and provides any additional benefits necessary to give Executive the benefits provided hereunder.

     Should the terminated Executive move his residence in order to pursue other business opportunities within two (2) years of the Date of Termination, the Company agrees to reimburse such Executive for any reasonable expenses incurred in that relocation (including taxes payable on the reimbursement) which are not reimbursed by another employer. Reimbursement shall include assistance in selling the Executive’s home which was customarily provided by the Company to transferred executives prior to the Change in Control. The Executive shall be promptly reimbursed by the Company for up to $4,000 of fees and expenses charged to him by any executive recruiting, counseling or placement firms incurred in seeking new employment following the termination of employment as provided in this Agreement. The Company shall also pay to the Executive on demand in cash an “additional amount” such that the federal, state and local taxes on the aggregate of such reimbursements and the “additional amount” equal said “additional amount.” The Company will also pay to the Executive on demand in cash up to $5,000 per year to provide the Executive with professional financial and tax planning assistance. If immediately prior to the Date of Termination the Company provided the Executive with any club memberships, the Executive will be entitled to continue such memberships at his sole expense.

           (c)   If during the Termination Period the employment of Executive shall terminate by reason of a Nonqualifying Termination, then the Company shall pay to Executive within thirty (30) days following the Date of Termination, a cash amount equal to the sum of (1) Executive’s base salary through the Date of Termination, to the extent not theretofore paid, (2) any benefits or awards which have been earned or become payable pursuant to the terms of any compensation plan but which have not yet been paid to the Executive, and (3) any compensation previously deferred by Executive other than pursuant to a tax-qualified plan (together with any interest and earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid. The Company may make such additional payments, and provide such additional benefits, to Executive as the Company and Executive may agree in writing.

     4.     Certain Additional Payments by the Company.

           (a)   Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment, award, benefit or distribution by the Company or its affiliated companies to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 4) (a “Payment”) would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the “Excise Tax”), then Executive shall be entitled to receive an additional payment (a “Gross-Up Payment”) in an amount such that after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes) including, without limitation, any income and employment taxes (and any interest and penalties imposed with respect thereto) and Excise Tax, imposed upon the Gross-Up Payment but before deduction for any federal, state or local income tax upon the Payments, Executive retains an amount (before deductions for any federal, state or local income or employment taxes on the Payments) equal to the sum of (x) the Payments and (y) an amount equal to the product of any deductions disallowed because of the inclusion of the Gross-up Payment in Executive’s adjusted gross income and the highest applicable marginal rate of federal income taxation for the calendar year in which the Gross-up Payment is to be made. Notwithstanding the foregoing, if it shall be determined that the Executive is entitled to a Gross-Up Payment, but that the Executive, after taking into account the Payments and the Gross-Up Payment, would not receive net after-tax proceeds of at least $50,000 (taking into account income and employment taxes and any Excise Tax) in excess of the net after-tax proceeds to the Executive resulting from an elimination of the Gross-Up Payment and a reduction of the Payments, in the aggregate, to an amount (the “Reduced Amount”) such that the receipt of Payments would not give rise to any Excise Tax, then no Gross-Up Payment shall be made to the Executive and the Payments, in the aggregate, shall be reduced in the manner elected by the Executive to the Reduced Amount. For purposes of determining the amount of the Gross-up Payment, the Executive shall be deemed to (i) pay federal income taxes at the highest marginal rates of federal income taxation for the calendar year in which the Gross-up Payment is to be made, (ii) pay applicable state and local income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes and (iii) have otherwise allowable deductions for federal income tax purposes at least equal to those disallowed because of the increase of the Gross-up Payment in the Executive’s adjusted gross income.

           (b)   Subject to the provisions of Section 4(a), all determinations required to be made under this Section 4, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the public accounting firm that is retained by the Company as of the date immediately prior to the Change in Control (the “Accounting Firm”) which shall provide detailed supporting calculations both to the Company and Executive within fifteen (15) business days of the receipt of notice from the Company or the Executive that there has been a Payment, or such earlier time as is requested by the Company (collectively, the “Determination”). In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, Executive may appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company and the Company shall enter into any agreement requested by the Accounting Firm in connection with the performance of the services hereunder. The Gross-up Payment under this Section 4 with respect to any Payments shall be made no later than thirty (30) days following such Payments. If the Accounting Firm determines that no Excise Tax is payable by Executive, it shall furnish Executive with a written opinion to such effect, and to the effect that failure to report the Excise Tax, if any, on Executive’s applicable federal income tax return will not result in the imposition of a negligence or similar penalty. The Determination by the Accounting Firm shall be binding upon the Company and Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the Determination, it is possible that Gross-Up Payments which will not have been made by the Company should have been made (“Underpayment”) or Gross-up Payments are made by the Company which should not have been made (“Overpayment”), consistent with the calculations required to be made hereunder. In the event that the Executive thereafter is required to make payment of any additional Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) shall be promptly paid by the Company to or for the benefit of Executive. In the event the amount of the Gross-up Payment exceeds the amount necessary to reimburse the Executive for his Excise Tax, the Accounting Firm shall determine the amount of the Overpayment that has been made and any such Overpayment (together with interest at the rate provided in Section 1274(b)(2) of the Code) shall be promptly paid by Executive to or for the benefit of the Company. Executive shall cooperate, to the extent his expenses are reimbursed by the Company, with any reasonable requests by the Company in connection with any contests or disputes with the Internal Revenue Service in connection with the Excise Tax.

     5.   Withholding Taxes. The Company may withhold from all payments due to Executive (or his beneficiary or estate) hereunder all taxes which, by applicable federal, state, local or other law, the Company is required to withhold therefrom.

     6.   Indemnification and Reimbursement of Expenses. The Company agrees to indemnify the Executive for litigation or arbitration proceedings brought to contest, or dispute of any provision of this Agreement. If any such contest or dispute shall arise under this Agreement involving termination of Executive’s employment with the Company or involving the failure or refusal of the Company to perform fully in accordance with the terms hereof, the Company shall reimburse Executive for all legal fees and expenses, if any, incurred by Executive in connection with such contest or dispute (regardless of the result thereof), within thirty (30) days of receipt of evidence thereof, together with interest in an amount equal to the prime rate published in The Wall Street Journal from time to time in effect, but in no event higher than the maximum legal rate permissible under applicable law, such interest to accrue from the date the Company receives Executive’s statement for such fees and expenses through the date of payment thereof, regardless of whether or not Executive’s claim is upheld by a court of competent jurisdiction; provided, however, Executive shall be required to repay any such amounts to the Company to the extent that a court issues a final and non-appealable order setting forth the determination that the position taken by Executive was frivolous or advanced by Executive in bad faith.

     7.   Term of Agreement. This Agreement shall be effective on the date hereof and shall continue in effect until the Company shall have given three year written notice of cancellation; provided, that, notwithstanding the delivery of any such notice, this Agreement shall continue in effect for a period of twenty-four (24) months after a Change in Control, if such Change in Control shall have occurred during the term of this Agreement. Notwithstanding anything in this Section 7 to the contrary, this Agreement shall terminate if Executive or the Company terminates Executive’s employment prior to a Change in Control except as provided in the last paragraph of Section 1(c).

     8.   Termination of Agreement. This Agreement shall be effective on the date hereof and shall continue until the first to occur of (i) termination of Executive’s employment with the Company prior to a Change in Control (except as otherwise provided hereunder), (ii) a Nonqualifying Termination, (iii) the end of the Termination Period or (iv) cancellation in accordance with Section 7.

     9.   Scope of Agreement. Nothing in this Agreement shall be deemed to entitle Executive to continued employment with the Company or its Subsidiaries, and if Executive’s employment with the Company shall terminate prior to a Change in Control, Executive shall have no further rights under this Agreement (except as otherwise provided hereunder); provided, however, that any termination of Executive’s employment during the Termination Period shall be subject to all of the provisions of this Agreement.

     10.   Successors; Binding Agreement.

           (a)   This Agreement shall not be terminated by any Business Combination. In the event of any Business Combination, the provisions of this Agreement shall be binding upon the surviving or resulting corporation or the person or entity to which such assets are transferred.

           (b)   The Company agrees that concurrently with any Business Combination that does not constitute a Non-Control Transaction, it will cause any successor or transferee unconditionally to assume, by written instrument delivered to Executive (or his beneficiary or estate), all of the obligations of the Company hereunder. Failure of the Company to obtain such assumption prior to the effectiveness of any such Business Combination, shall be a breach of this Agreement and shall constitute Good Reason hereunder and shall entitle Executive to compensation and other benefits from the Company in the same amount and on the same terms as Executive would be entitled hereunder if Executive’s employment were terminated following a Change in Control other than by reason of a Nonqualifying Termination. For purposes of implementing the foregoing, the date on which any such Business Combination becomes effective shall be deemed the date Good Reason occurs, and shall be the Date of Termination if requested by Executive.

           (c)   This Agreement shall inure to the benefit of and be enforceable by Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive shall die while any amounts would be payable to Executive hereunder had Executive continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to such person or persons appointed in writing by Executive to receive such amounts or, if no person is so appointed, to Executive’s estate.

     11.   Notice. (a) For purposes of this Agreement, all notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered or five (5) days after deposit in the United States mail, certified and return receipt requested, postage prepaid, addressed as follows:

If to the Executive:	Howard L. Lance Harris Corporation 1025 W. NASA Boulevard Melbourne, Florida 32919

If to the Company:	Harris Corporation 1025 W. NASA Boulevard Melbourne, Florida 32919 Attn: Corporate Secretary

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

           (b)   A written notice of Executive’s Date of Termination by the Company or Executive, as the case may be, to the other, shall (i) indicate the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision so indicated and (iii) specify the termination date (which date shall be not less than fifteen (15) nor more than sixty (60) days after the giving of such notice). The failure by Executive or the Company to set forth in such notice any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of Executive or the Company hereunder or preclude Executive or the Company from asserting such fact or circumstance in enforcing Executive’s or the Company’s rights hereunder.

     12.   Full Settlement; Resolution of Disputes. The Company’s obligation to make payments provided for in this Agreement and otherwise to perform its obligations hereunder shall be in lieu and in full settlement of all other payments to Executive under any previous severance or employment agreement between the Executive and the Company. The Company’s obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against Executive or others. In no event shall Executive be obligated to seek other employment or take other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement and, except as provided in Section 3(b), such amounts shall not be reduced whether or not Executive obtains other employment. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Orlando, Florida by three arbitrators in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrators’ award in any court having jurisdiction. The Company shall bear all costs and expenses arising in connection with any arbitration proceeding pursuant to this Section 12.

     13.   Employment with Subsidiaries. Employment with the Company for purposes of this Agreement shall include employment with any Subsidiary.

     14.   GOVERNING LAW; VALIDITY. THE INTERPRETATION, CONSTRUCTION AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE PRINCIPLE OF CONFLICTS OF LAWS. THE INVALIDITY OR UNENFORCEABILITY OF ANY PROVISION OF THIS AGREEMENT SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF ANY OTHER PROVISION OF THIS AGREEMENT, WHICH OTHER PROVISIONS SHALL REMAIN IN FULL FORCE AND EFFECT.

     15.   Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

     16.   Miscellaneous. No provision of this Agreement may be modified or waived unless such modification or waiver is agreed to in writing and signed by Executive and by a duly authorized officer of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Failure by Executive or the Company to insist upon strict compliance with any provision of this Agreement or to assert any right Executive or the Company may have hereunder, including without limitation, the right of Executive to terminate employment for Good Reason, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement. Except as otherwise specifically provided herein, the rights of, and benefits payable to, Executive, his estate or his beneficiaries pursuant to this Agreement are in addition to any rights of, or benefits payable to, Executive, his estate or his beneficiaries under any other employee benefit plan or compensation program of the Company.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer of the Company and Executive has executed this Agreement as of the day and year first above written.

HARRIS CORPORATION		EXECUTIVE

By:	/s/ Phillip W. Farmer	/s/ Howard L. Lance

	Phillip W. Farmer	Howard L. Lance
Chairman of the Board

EXHIBIT B

INDEMNIFICATION AGREEMENT

     This Agreement made as of January 20, 2003, between Harris Corporation, a Delaware corporation (the “Company”) and Howard L. Lance, a director, officer, employee or agent of the Company (the “Indemnitee”);

     WHEREAS, the Company and the Indemnitee are each aware of conditions in the insurance industry that have affected and may continue to affect the Company’s ability to obtain appropriate directors’ and officers’ liability insurance on an economically acceptable basis;

     WHEREAS, the Company and the Indemnitee are also aware of the exposure to litigation of officers, directors, employees and agents of corporations as such persons exercise their duties to the Company;

     WHEREAS, the Company desires to continue to benefit from the services of highly qualified and experienced persons such as the Indemnitee;

     WHEREAS, the Indemnitee desires to serve or to continue to serve the Company as a director, officer, employee or agent, including service at the request of the Company as a director, officer or trustee of another corporation, joint venture, trust or other enterprise, for so long as the Company continues to provide on an acceptable basis indemnification against certain liabilities and expenses which may be incurred by the Indemnitee.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereto agree as follows:

1.   Indemnification. The Company shall indemnify the Indemnitee with respect to his activities as a director, officer or employee of the Company or as a person who is serving or has served at the request of the Company (“Agent”) as a director, officer or trustee of another corporation, joint venture, trust or other enterprise against expenses (including attorneys’ fees, judgments, fines, and amounts paid in settlement) actually and reasonably incurred by him (“Expenses”) in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), to which he was, is, or is threatened to be made a party by reason of facts which include his being or having been such a director, officer, employee, or agent, to the extent of the highest and most advantageous to the Indemnitee, as determined by the Indemnitee, of one or any combination of the following:

     (a)   The benefits provided by the Company’s Certificate of Incorporation or By-Laws in effect on the date hereof, a copy of the relevant portions of which are attached hereto as Exhibit I;

     (b)   The benefits provided by the Company’s Certificate of Incorporation or By-Laws or their equivalent in effect at the time Expenses are incurred by Indemnitee;

1

     (c)   The benefits allowable under Delaware law in effect at the date hereof;

     (d)   The benefits allowable under the law of the jurisdiction under which the Company exists at the time Expenses are incurred by the Indemnitee;

     (e)   The benefits available under liability insurance obtained by the Company; and

     (f)   Such other benefits as may be otherwise available to Indemnitee under then existing practices of the Company.

     Combination of two or more of the benefits provided by (a) through (f) shall be available only to the extent that the Applicable Document, as hereafter defined, does not require that the benefits provided therein must be exclusive of other benefits. The document or law providing for the benefits listed in items (a) through (f) above is called the “Applicable Document” in this Agreement. Company hereby undertakes to assist Indemnitee, in all proper and legal ways, to obtain the benefits selected by Indemnitee under items (a) through (f) above.

2.   Insurance. The Company shall maintain directors’ and officers’ liability insurance for so long as Indemnitee’s services are covered hereunder, provided and to the extent that such insurance is available on a commercially reasonable basis. However, the Company agrees that the provisions hereof shall remain in effect regardless of whether liability or other insurance coverage is at any time obtained or retained by the Company; except that any payments made under an insurance policy shall reduce the obligations of the Company hereunder.

3.   Payment Of Expenses. At Indemnitee’s request, the Company shall pay the Expenses as and when incurred by Indemnitee upon receipt of an undertaking in the form of Exhibit II attached hereto by or on behalf of Indemnitee to repay such amounts so paid on his behalf if it shall ultimately be determined under the Applicable Document that he is not entitled to be indemnified by the Company for such Expenses. That portion of Expenses which represents attorneys’ fees and other costs incurred in defending any Proceeding shall be paid by the Company within thirty (30) days of its receipt of such request, together with such reasonable documentation evidencing the amount and nature of such Expenses as the Company shall require, subject to its also receiving such undertaking.

4.   Escrow. The Company shall dedicate up to an aggregate of $2 million as collateral security for the funding of its obligations hereunder and under similar agreements with other directors, officers, employees and agents by depositing assets or bank letters of credit in escrow in the dedicated amount (the “Escrow Reserve”); provided, however, that the terms of any such Escrow Reserve may provide that the cash, securities or letter of credit available therefore shall only be utilized for the indemnification or advancement of expenses provided for herein in the event that there shall have occurred within the preceding five years a Change in Control of the Company, as defined below. For purposes of this Agreement, a “Change in Control” of the Company shall have occurred if at any time during the Term (as hereafter defined) any of the following events shall occur:

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     (i)   Any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act, is or becomes a “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (i) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (a) by the Company or any subsidiary, (b) by any employee benefit plan sponsored or maintained by the Company or any subsidiary, (c) by any underwriter temporarily holding securities pursuant to an offering of such securities, (d) pursuant to a Non-Control Transaction (as defined in paragraph (iii)), or (e) pursuant to any acquisition by Indemnitee or any group of persons including Indemnitee;

     (ii)   Individuals who, on July 1, 2002 constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to July 1, 2002, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors who remain on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall also be deemed to be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board of Directors shall be deemed to be an Incumbent Director;

     (iii)   The consummation of a merger, consolidation, share exchange or similar form of corporate reorganization of the Company or any such type of transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s stockholders (whether for such transaction or the issuance of securities in the transaction or otherwise) (a “Business Combination”), unless immediately following such Business Combination: (a) more than 80% of the total voting power of the corporation resulting from such Business Combination (including, without limitation, any corporation which directly or indirectly has beneficial ownership of 100% of the Company Voting Securities eligible to elect directors of such corporation is represented by shares that were Company Voting Securities immediately prior to such Business Combination (either by remaining outstanding or being converted), and such voting power is in substantially the same proportion as the voting power of such Company Voting Securities immediately prior to the Business Combination, (b) no person (other than any publicly traded holding company resulting from such Business Combination, any employee benefit plan sponsored or maintained by the Company (or the corporation resulting from such Business Combination)) becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the corporation resulting from such Business Combination, and (c) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies the conditions specified in (a), (b) and (c) shall be deemed to be a “Non-Control Transaction”); or

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     (iv)   The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the direct or indirect sale or other disposition of all or substantially all of the assets of the Company and its subsidiaries.

           Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that, if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

5.   Additional Rights. The indemnification provided in this Agreement shall not be deemed exclusive of any other indemnification or rights to which Indemnitee may be entitled and shall continue after Indemnitee has ceased to occupy a position as an officer, director, employee, or agent as described in Paragraph 1 above with respect to Proceedings relating to or arising out of Indemnitee’s acts or omissions during his service in such position.

6.   Notice to Company. Indemnitee shall provide to the Company prompt written notice of any proceeding brought, threatened, asserted or commenced against Indemnitee with respect to which Indemnitee may assert a right to indemnification hereunder. Indemnitee shall not make any admission or effect any settlement without the Company’s written consent unless Indemnitee shall have determined to undertake his own defense in such matter and has waived the benefits of this Agreement. The Company shall not settle any Proceeding to which Indemnitee is a party in any manner which would impose any penalty on Indemnitee without his written consent. Neither Indemnitee nor the Company will unreasonably withhold consent to any proposed settlement. Indemnitee shall cooperate to the extent reasonably possible with the Company and/or its insurers, in attempts to defend and/or settle such Proceeding.

7.   Assumption of Defense. Except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume Indemnitee’s defense in any Proceeding, with counsel mutually satisfactory to Indemnitee and the Company. After notice from the Company to Indemnitee of the Company’s election so to assume such defense, the Company will not be liable to Indemnitee under this Agreement for Expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at Indemnitee’s expense unless:

     (a)   The employment of counsel by Indemnitee has been authorized by the Company;

     (b)   Indemnitee shall have reasonably concluded that there may be a conflict of interest between Indemnitee and the Company in the conduct of the defense of such Proceeding; or

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     (c)   The Company shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases the fees and expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of Indemnitee in any Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in clause (b) above.

8.   Arbitration and Enforcement. In the event that any dispute or controversy shall arise between Indemnitee and the Company with respect to whether the Indemnitee is entitled to indemnification in connection with any Proceeding or with respect to the amount of Expenses incurred, such dispute or controversy shall be submitted by the parties to binding arbitration before a single arbitrator at Melbourne, Florida. If the parties cannot agree on a designated arbitrator 15 days after arbitration is requested in writing by either of them, the arbitration shall proceed before an arbitrator appointed by the American Arbitration Association and under the rules then in effect of that Association. The award shall be rendered in such form that judgment may be entered thereon in any court having jurisdiction thereof. The prevailing party shall be entitled to prompt reimbursement of any costs and expenses (including, without limitation, reasonable attorney’s fees) incurred in connection with such arbitration.

9.   Exclusions. No indemnification, reimbursement or payment shall be required of the Company hereunder:

     (a)   With respect to any claim as to which Indemnitee shall have been adjudged by a court of competent jurisdiction to have acted with bad faith, willful misfeasance, or willful disregard of his duties, except to the extent that such court shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnify for such expenses as the court shall deem proper; or

     (b)   With respect to any obligation of Indemnitee under Section 16(b) of the Exchange Act.

10.   Extraordinary Transactions The Company covenants and agrees that, in the event of any merger, consolidation or reorganization in which the Company is not the surviving entity, any sale of all or substantially all of the assets of the Company or any liquidation of the Company (each such event is hereinafter referred to as an “extraordinary transaction”), the Company shall use its best efforts to:

     (a)   Obtain insurance in Indemnitee’s favor from a reputable insurance carrier in reasonable amounts (if such insurance is available at commercially reasonable rates) for a period of not less than one (1) year from the date of such extraordinary transaction against any liability to which the indemnification provided in this Agreement relates;

     (b)   Have the obligations of the Company under this Agreement expressly assumed by the survivor, purchaser or successor, as the case may be, in such extraordinary transaction; or

     (c)   Otherwise adequately provide for the satisfaction of the Company’s obligations under this Agreement, in a manner acceptable to Indemnitee.

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11.   No Personal Liability. Indemnitee agrees that neither the Directors, nor any officer, employee, representative or agent of the Company shall be personally liable for the satisfaction of the Company’s obligations under this Agreement, and Indemnitee shall look solely to the assets of the Company and the escrow referred to in Section 4 hereof for satisfaction of any claims hereunder.

12.   Severability. If any provision, phrase, or other portion of this Agreement should be determined by any court of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, and such determination should become final, such provision, phrase or other portion shall be deemed to be severed or limited, but only to the extent required to render the remaining provisions and portions of the Agreement enforceable, and the Agreement as thus amended shall be enforced to give effect to the intention of the parties insofar as that is possible.

13.   Governing Law. The parties hereto agree that this Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware.

14.   Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be considered to have been duly given if delivered by hand and receipted for by the party to whom the notice, request, demand or other communication shall have been directed, or mailed by registered mail with postage prepaid:

(a)	If to the Company, to:	Harris Corporation 1025 West Nasa Boulevard Melbourne, Florida 32919 Attention: Corporate Secretary

(b)	If to Indemnitee, to:	Howard L. Lance _____________________________ _____________________________

15.   Termination. This Agreement may be terminated by either party upon not less than sixty (60) days prior written notice delivered to the other party, but such termination shall not in any way diminish the obligations of Company hereunder (including the obligation to maintain the escrow referred to in Section 4 hereof) with respect to Indemnitee’s activities prior to the effective date of termination.

     This Agreement is and shall be binding upon and shall inure to the benefits of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

INDEMNITEE	HARRIS CORPORATION

/s/ Howard L. Lance	/s/ Phillip W. Farmer

Howard L. Lance	Phillip W. Farmer
Chairman of the Board

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EXHIBIT I

ARTICLE VI.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Company, is or was a director, officer, trustee, member, stockholder, partner, incorporator or liquidator of a Subsidiary of the Company, or serves or served at the request of the Company as a director, officer, trustee, member, stockholder, partner, incorporator or liquidator of or in any other capacity for any other enterprise. Expenses, including attorneys’ fees, incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Company promptly upon demand by such person and, if any such demand is made in advance of the final disposition of any such action, suit or proceeding, promptly upon receipt by the Company of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Company. The rights provided to any person by this by-law shall be enforceable against the Company by such person, who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer or in such other capacity as provided above. In addition, the rights provided to any person by this by-law shall survive the termination of such person as any such director, officer, trustee, member, stockholder, partner, incorporator or liquidator and, insofar as such person served at the request of the Company as a director, officer, trustee, member, stockholder, partner, incorporator or liquidator of or in any other capacity for any other enterprise, shall survive the termination of such request as to service prior to termination of such request. No amendment of this by-law shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment.

     Notwithstanding anything contained in this Article VI, except for proceedings to enforce rights provided in this Article VI, the Company shall not be obligated under this Article VI to provide any indemnification or any payment or reimbursement of expenses to any director, officer or other person in connection with a proceeding (or part thereof) initiated by such person (which shall not include counterclaims or crossclaims initiated by others) unless the Board of Directors has authorized or consented to such proceeding (or part thereof) in a resolution adopted by the Board.

     For purposes of this by-law, the term “Subsidiary” shall mean any corporation, partnership, limited liability company or other entity in which the Company owns, directly or indirectly, a majority of the economic or voting ownership interest; the term “other enterprise” shall include any corporation, partnership, limited liability company, joint venture, trust, association or other unincorporated organization or other entity and any employee benefit plan; the term “officer,” when used with respect to the Company, shall refer to any officer elected by or appointed pursuant to authority granted by the Board of Directors of the Company pursuant to Article V of these By-Laws, when used with respect to a Subsidiary or other enterprise that is a

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corporation, shall refer to any person elected or appointed pursuant to the by-laws of such Subsidiary or other enterprise or chosen in such manner as is prescribed by the by-laws of such Subsidiary or other enterprise or determined by the Board of Directors of such Subsidiary or other enterprise, and when used with respect to a Subsidiary or other enterprise that is not a corporation or is organized in a foreign jurisdiction, the term “officer” shall include in addition to any officer of such entity, any person serving in a similar capacity or as the manager of such entity; service “at the request of the Company” shall include service as a director or officer of the Company which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Company.

     To the extent authorized from time to time by the Board of Directors, the Company may provide to (i) any one or more employees and other agents of the Company, (ii) any one or more officers, employees and other agents of any Subsidiary and (iii) any one or more directors, officers, employees and other agents of any other enterprise, rights of indemnification and to receive payment or reimbursement of expenses, including attorneys’ fees, that are similar to the rights conferred in this Article VI on directors and officers of the Company or any Subsidiary or other enterprise. Any such rights shall have the same force and effect as they would have if they were conferred in this Article VI.

     Nothing in this Article VI shall limit the power of the Company or the Board of Directors to provide rights of indemnification and to make payment and reimbursement of expenses, including attorneys’ fees, to directors, officers, employees, agents and other persons otherwise than pursuant to this Article VI.

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EXHIBIT II

FORM OF UNDERTAKING

     THIS UNDERTAKING has been entered into by ________________________________________ (hereinafter “Indemnitee”) pursuant to an Indemnification Agreement dated ____________________      (the “Indemnification Agreement”) between Harris Corporation (hereinafter “Company”), a Delaware corporation and Indemnitee.

W I T N E S S E T H :

     WHEREAS, pursuant to the Indemnification Agreement, Company agreed to pay Expenses (within the meaning of the Indemnification Agreement) as and when incurred by Indemnitee in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, to which indemnitee was, is, or is threatened to be made a party by reason of facts which include Indemnitee’s being or having been a director, officer or employee of the Company or a person who is serving or has served at the request of the Company as a director, officer, or trustee of another corporation, joint venture, trust or other enterprise;

     WHEREAS, a claim has been asserted against the Indemnitee and the Indemnitee has notified the company thereof in accordance with the terms of Section 6 of the Indemnification Agreement (hereinafter the “Proceeding”);

     WHEREAS, Indemnitee believes that Indemnitee should prevail in this proceeding and it is in the interest of both the Indemnitee and company to defend against the claim against Indemnitee thereunder.

     NOW THEREFORE, Indemnitee hereby agrees that in consideration of Company’s advance payment of Indemnitee’s Expenses incurred prior to a final disposition of the proceeding, Indemnitee hereby undertakes to reimburse the Company for any and all legal fees, costs and expenses paid by Company on behalf of the Indemnitee prior to a final disposition of the Proceeding in the event that Indemnitee is determined under the Applicable Document (within the meaning of the Indemnification Agreement) not to be entitled to indemnification. Such payments or arrangements for payments shall be consummated within ninety (90) days after a determination that Indemnitee is not entitled to indemnification and reimbursement pursuant to the Indemnification Agreement and applicable law.

     IN WITNESS WHEREOF, the undersigned has set his/her hand this ________ day of ____________      , 20______.

Name:

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